Exhibit 99.1

Member FDIC	NEWS RELEASE

Colonial BancGroup Inc.	FOR IMMEDIATE RELEASE
P.O. Box 1108	March 13, 2006
Montgomery, AL 36101

For More Information Contact:
Merrie Betbeze Tolbert (334) 240-5546

HICKS PROMOTED TO CHIEF ACCOUNTING OFFICER

BY COLONIAL BANCGROUP

MONTGOMERY, Ala. – The Colonial BancGroup, Inc. announced today the promotion of T. Brent Hicks to chief accounting officer. He is responsible for accounting, reporting, budget/planning and tax.

Hicks joined Colonial in 2005 as senior vice president of finance. Prior to that, he spent more than 12 years with PricewaterhouseCoopers working almost exclusively with financial institutions relating to accounting matters.

Hicks holds a bachelor of science degree in Business Administration from Auburn University and is a certified public accountant. He is a member of the American Institute of CPAs and the Alabama Society of CPAs. Hicks and his wife Rhonda have three children, Braxton, Davis, and Mary Grace.

About Colonial BancGroup Inc.

The Colonial BancGroup Inc. is a $21 billion bank holding company operating more than 300 banking offices in Florida, Alabama, Georgia, Nevada and Texas. The company’s common stock is traded on the New York Stock Exchange under the symbol CNB and is located online at www.colonialbank.com.

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